<FILENAME>ims083105utnlv_ex99-1.txt

                                                                    EXHIBIT 99.1
                           ASSET PURCHASE AGREEMENT

    This agreement for the sale and purchase of assets is entered into as of the 31st day of August 2005 between International Monetary Systems, Ltd. (Buyer or
IMS), a Wisconsin corporation, and United Trade Network, Inc. (Seller or UTN), a Nevada corporation.

    For consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

    1. Sale of Client Barter Accounts. On the effective date, Seller shall sell, transfer, assign and deliver to Purchaser, free and clear of all liens, claims, encumbrances and charges, its membership list and all client barter accounts of the members of United Trade Network, as listed on the UTN software printouts as of the effective date. This will include all client accounts currently listed under the Las Vegas and Southern California offices. Should any account member decide not to enter into an IMS agreement, the prior UTN contract will remain in force but will be serviced by and belong to IMS. For purposes of this Agreement, a barter trade account is an account of a member of UTN, that member having entered into a membership agreement with UTN prior to the effective date.

    2. Sale of Other Business Assets. On the effective date, Seller shall sell, convey, transfer assign and deliver to Purchaser and Purchaser will accept and purchase certain of Seller's other business assets. These assets shall include, but not be limited to, the following:

       A. Certain furniture, fixtures and inventory currently being used in the UTN office. (Exhibit A) None of the remaining assets located at 7975 West Sahara Avenue, Suite 104, Las Vegas, NV, are subject of or being sold or transferred under this Agreement.

       B. Accounts receivable as listed on the UTN software printout as of the effective date. It is understood that any payments on these accounts received by UTN after the effective date shall be immediately remitted to IMS. (Exhibit B)

       C. Any other assets agreed upon prior to the effective date.

       It is understood that cash in UTN bank accounts is not included in the assets being sold.

    3. Consideration. In consideration of the transfer and delivery at closing to Purchaser of the assets described in paragraphs 1 and 2, and upon compliance with the covenants and agreements set forth herein, IMS shall:

       Pay to Seller the amount of $525,000 payable as follows:

       A. At the closing, remit to Seller the sum of $300,000 in U. S. currency. In addition, Purchaser shall issue four hundred fifty thousand (450,000) shares of the common stock of International Monetary Systems, Ltd. to Seller or its designee. The stock will be subject to a one-year lock-up, commencing on the date of closing, and will be restricted as required under Rule 144 of the Securities Act of 1933, as amended. The IMS stock is currently traded on the over-the-counter bulletin board under the symbol: INLM.

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        B. Assume responsibility for the management of Seller's client membership list and the trade account balances of the UTN accounts transferred as of the effective date. "Seller's trade account balance" is defined as the total amount of trade dollars (positive or negative) the members have available to use in trade.

        C. Enter into a written six-month sublease agreement for the portion of the premises at 7975 West Sahara Avenue, Suite 104, Las Vegas, NV, to be used for the operations of IMS. (Exhibit C)

    Guarantee of Stock Value.

    Price Guarantee. Purchaser guarantees that Seller will receive a minimum of $225,000, net after all commissions, or Fifty Cents ($.50) cash per share net to Seller (the "Guaranteed Price"), on the 450,000 shares of IMS stock (the "Guaranteed Shares") that Seller is accepting under this Agreement. To secure this guarantee, Purchaser agrees to the following:

       A. Right to Redeem. Beginning September 1, 2006, Seller may require Purchaser to buy back up to 50,000 of the Guaranteed Shares per calendar month at the Guaranteed Price. This right is cumulative, so that in the event it is not exercised during any month, it will carry forward and be exercisable in any subsequent month. For example, if Seller does not exercise this right for two consecutive months, the following month Seller would have the right to require Purchaser to purchase 100,000 Guaranteed Shares at a price of $50,000 net to Seller.

       B. Release of Purchaser's Obligations - Market Conditions. In the event that at any time beginning one year after the closing date the Purchaser's stock is trading in the public market above sixty cents ($.60) per share and average daily trading volume for the Purchaser's stock for 20 consecutive trading days is greater than 30,000 shares, and if Seller is eligible to sell shares under Rule 144, Purchaser shall have the right to give written notice to Seller of such circumstance and to require that Seller elect either: (i) to sell 50,000 of the Guaranteed Shares into the market, (ii) to allow Purchaser to redeem such 50,000 Guaranteed Shares at the Guaranteed Price, or (iii) to retain such 50,000 Guaranteed Shares for investment, in which case Purchaser shall be relieved of $25,000 of its obligations under this guarantee of stock value. Seller shall notify Purchaser in writing of its election hereunder within ten days following receipt of Purchaser's written notice. If Seller shall fail to give such written notice, Seller shall be deemed to have elected to retain 50,000 Guaranteed Shares for investment pursuant to clause (iii) above.

       The price guarantee will be considered as satisfied at such time as Seller has received a total of $225,000 through any of the options described in Points 4.B.i,ii and iii above: from IMS's payments, and/or net proceeds from the sale of stock, and/or Seller selecting to retain shares for investment, or any combination thereof. In such event, all of Purchaser's obligations under the price guarantee will have been fulfilled.

    5. Liabilities. IMS shall not be considered a successor corporation of UTN and will not be responsible for any UTN liabilities not specifically included in this Agreement.

    6. Default. In the event of a default hereunder, Purchaser shall pay all of Seller's legal fees and other costs of collection.



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    7. Non-compete Agreement.  Gregory Pavlov agrees that for a period of 18 months from the effective date of this agreement, or from the date of termination of his employment with IMS/CTE, whichever is later, he will not engage in or otherwise affiliate with any barter or trade exchange located within a 50 mile radius of any IMS office. Mr. Pavlov also agrees that he will not induce nor attempt to induce any of IMS's clients to transfer their patronage relating to IMS's business from IMS to any other business or company engaged in a similar business.

    8. Representations and Warranties of Seller.

       A. Seller has the full right, power and authority to carry out this Agreement in all respects and is not subject to any restriction or agreement which prohibits or would be violated by consummation of the transaction contemplated by this Agreement.

       B. Seller, to its knowledge, has good and marketable title to the purchased assets. All the purchased assets are free and clear of restrictions on or conditions to transfer or assignment, and of liens, pledges, charges, encumbrances, equities, claims, covenants, conditions, or restrictions. All tangible personal property is in good operating condition and repair, ordinary wear and tear excepted.

       C. To the best of Seller's knowledge, and as of the date of this Agreement, the information that has been furnished to Purchaser by or on behalf of Seller in connection with the transactions contemplated hereby, taken together, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading.

       D. To Seller's knowledge, the Seller is not aware of any pending or threatened suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation against or affecting any of its assets. To its knowledge, Seller is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. Seller is not presently engaged in any legal action to recover monies due to, or damages sustained by, Seller.

       E. Except as otherwise set forth herein, to the best of Seller's knowledge there is no fact, event, or condition which might materially and adversely affect the financial condition of Seller's business prior to the closing date. During the period between the acceptance of this Agreement and closing, Seller will continue to operate its barter exchange in substantially the same manner as it has in the past.


    9. Representations and Warranties of Buyer.

       A. Purchaser has the full right, power, and legal capacity to enter into the Agreement and to consummate the transaction contemplated hereby. This Agreement is valid and binding upon Purchaser in accordance with its terms.

       B. Purchaser is current in all its filings required under the Securities Exchange Act of 1934, as amended.

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       C. Neither the execution and delivery of this Agreement nor performance of this Agreement by Purchaser will conflict with or result in the breach of any contract or agreement to which Purchaser is a party or by which Purchaser is bound.

   10. Notice. All payments and communications which may be or are required to be given by either party shall, in the absence of a specific provision to the contrary, be in writing and delivered or sent by facsimile to the parties at their following respective addresses and shall be deemed to have been received at the time of delivery or facsimile transmission. Either party may from time to time change its address by providing written notice to the other party.

             For the Seller:        United Trade Network, Inc
                                    Attn: Gregory Pavlov, President
                                    7975 West Sahara Avenue, Suite 104
                                    Las Vegas, NV 89117
                                    Facsimile: (702) 304-9530

             For the Buyer:         International Monetary Systems, Ltd.
                                    Attn: Donald F. Mardak, President
                                    16901 W. Glendale Dr
                                    New Berlin, WI 53151
                                    Facsimile: (262) 780-3655

   11. Headings. The headings in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement.

   12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

   13. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors, and assigns.

   14. Governing Law; Submission to Jurisdiction. This agreement shall be construed in accordance with the laws of the State of Wisconsin. Venue for any disputes arising from this Agreement shall be placed exclusively with the courts of the State of Wisconsin. Purchaser and Seller hereby irrevocably submit to the jurisdiction of any state or Federal court located in the State of Wisconsin and agree that process may be served upon them by any means resulting in actual notice to them.

   15. Closing. The closing shall take place on the date of this Agreement but shall become effective as of August 31, 2005. Closing shall be held at the UTN trade exchange offices located at 780 Apple Street, Reno, NV at 10:00 a.m. on that date, or at such other time and place as the parties may agree upon in writing. The closing may also be executed by fax transmission, with original copies to follow.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.



     INTERNATIONAL MONETARY SYSTEMS, LTD.          UNITED TRADE NETWORK, INC.


By:  /s/ Donald F. Mardak                     By:  /s/ Gregory Pavlov
     ----------------------------                  ---------------------------
     Donald F. Mardak, President                   Gregory Pavlov, President













































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